Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 9, 2006, relating to the consolidated financial statements of Dynamic Health Products, Inc. and Subsidiaries.

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 18, 2005, relating to the financial statements of Dynamic Marketing, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Brimmer, Burek & Keelan LLP
Brimmer, Burek & Keelan LLP

Tampa, Florida

December 14, 2006